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                                                                       EXHIBIT 5

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                         TESTA, HURWITZ & THIBEAULT, LLP
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                                ATTORNEYS AT LAW

                                 125 High Street
Office (617) 248-7000       Boston, Massachusetts 02110       Fax (617) 248-7100


                                       August 21, 2001


Teradyne, Inc.
321 Harrison Avenue
Boston, MA 02118

     Re:  Registration Statement on Form S-8 Relating to the
          1997 Employee Stock Option Plan Filed August 21, 2001
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Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Teradyne, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of thirty-five million (35,000,000) shares of Common Stock, $.125 par value, of the Company (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Restated Articles of Organization, as amended, the Company's Amended and Restated Bylaws, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter. We have relied upon a certificate of an officer of the Company with respect to certain factual matters relevant to this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdictions other than the Commonwealth of Massachusetts and the federal securities laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 1997 Employee Stock Option Plan (the "Plan") will be, upon receipt of the consideration provided for in the Plan and the option agreements evidencing the options pursuant to which such Shares are issued, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan and the option agreements evidencing the options pursuant to which such Shares are issued.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/   Testa, Hurwitz & Thibeault, LLP
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                                       TESTA, HURWITZ & THIBEAULT, LLP